Exhibit 10.1

AMENDMENT FOUR TO

RETIREMENT PLAN FOR EMPLOYEES OF

CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

As Amended and Restated Effective April 1, 2011

WHEREAS, effective as of April 1, 2011, the Retirement Plan for Employees of Capital Southwest Corporation and Its Affiliates (the “Plan”) was amended and restated in its entirety;

WHEREAS, by the terms of Section 6.4 of the Plan, the Plan may be amended; and

WHEREAS, it is necessary to amend the Plan in order to cease benefit accruals and modify certain ancillary benefits as of September 30, 2015 or as of October 31, 2015 in the event the distribution by Capital Southwest Corporation of the outstanding shares of common stock of its wholly owned subsidiary, CSW Industrials, Inc., does not occur on September 30, 2015;

NOW, THEREFORE, the Plan is hereby amended, effective as of September 30, 2015 or as of October 31, 2015 in the event the distribution by Capital Southwest Corporation of the outstanding shares of common stock of its wholly owned subsidiary, CSW Industrials, Inc., does not occur on September 30, 2015, to freeze benefit accruals and modify ancillary benefits as follows:

(A)	APPLICABILITY OF THIS AMENDMENT FOUR

(1)	The purpose of this Amendment Four is to modify the provisions of the Plan to provide for cessation of benefit accruals of Participants in the Plan as of September 30, 2015 or as of October 31, 2015 in the event the distribution by Capital Southwest Corporation of the outstanding shares of common stock of its wholly owned subsidiary, CSW Industrials, Inc., does not occur on September 30, 2015 (such date is hereinafter referred to as the “Benefit Accrual Preservation Date”).

(2)	All terms of this Amendment Four shall have the meanings assigned to them in the provisions of the Plan unless otherwise qualified by the context.

(3)	The provisions of this Amendment Four shall supersede, modify and limit all provisions of the Plan with which this Amendment Four is in contradiction, but only to the extent necessary to resolve such contradiction. The provisions of the Plan shall be interpreted in such manner as to accomplish the purposes set forth in this Amendment Four.

(B)	CESSATION OF BENEFIT ACCRUALS AS OF THE BENEFIT ACCRUAL PRESERVATION DATE

(1)
Any provisions of the Plan or this Amendment Four to the contrary notwithstanding, there shall be no further accrual of benefits under the Plan or any Supplement thereto after the Benefit Accrual Preservation Date. At all times after the Benefit Accrual Preservation Date, the “accrued benefit” of each Participant shall be equal to his “accrued benefit” as of the Benefit Accrual Preservation Date.

(2)	Accordingly, to accomplish such cessation of accruals:

(a)	For purposes of benefit accruals under Sections 2.1, 2.2, 2.3 and 2.4 of the Plan, Credited Service shall be frozen as of the Benefit Accrual Preservation Date and no further benefits shall be earned after the Benefit Accrual Preservation Date.

(b)	Final Average Monthly Compensation, Compensation, and the Monthly Covered Compensation shall be determined as of the Benefit Accrual Preservation Date for all purposes of the Plan, and shall not change thereafter.

(c)	The Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date, as defined in the Plan and any Supplement thereto, shall be calculated as of the Benefit Accrual Preservation Date and shall not increase by reason of employment after that date.

(d)	All other terms and computations under the Plan and this Amendment Four shall be interpreted and performed in a manner so as to accomplish the foregoing purpose.

(3)	Notwithstanding the foregoing, a Participant’s service from and after the Benefit Accrual Preservation Date shall be taken into account for purposes of:

(a)	determining a Participant’s Vesting Service and Vested Percentage;

(b)	determining a Participant’s Credited Service upon return from military service as described in Section 1.3(B), but only if such military absence from the active service with the Employer commenced prior to the Benefit Accrual Preservation Date; and

(c)	determining a Participant’s Vesting Service for purposes of determining the Participant’s eligibility for the early retirement benefit described in Section 2.2 (but not for purposes of determining Credited Service affecting the amount of such benefit).

(C)	MODIFICATION OF DISABILITY BENEFITS AS OF BENEFIT ACCRUAL PRESERVATION DATE

Any provisions of the Plan to the contrary notwithstanding, the disability retirement benefits provided in Section 2.3 of the Plan shall be removed and shall not be payable on behalf of any Participant whose service has terminated on or after the Benefit Accrual Preservation Date by reason of total and permanent disability as defined in Section 2.3(A).

(D)	RIGHT TO AMEND OR TERMINATE AMENDMENT FOUR

The provisions of Sections 6.4 and 6.5 of the Plan shall apply with equal force to this Amendment Four.

IN WITNESS WHEREOF, CAPITAL SOUTHWEST CORPORATION has caused this instrument to be executed by its duly authorized officer on this fourth day of August, 2015.

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Kelly Tacke

Title:	Chief Financial Officer